Exhibit 99.1
NEWS RELEASE

CONTACT
Al Galgano
+1 (952) 567-0295
Al.galgano@spok.com

Spok Appoints Christine Cournoyer to Board of Directors
Industry Veteran Has Substantial Experience in Digital Health and Leading Companies with SaaS Business Models
SPRINGFIELD, Va. (March 19, 2020) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced that, effective immediately, it has appointed Christine M. Cournoyer, who most recently served as the Chairperson and Chief Executive Officer of N-of-One, Inc., to its Board of Directors. Cournoyer led the transformation of N-of-One from a patient concierge business to a leading molecular decision support company selling to large health providers and leading molecular diagnostic commercial labs. She, along with the efforts of the team, created a HIPAA compliant platform running in the cloud that scaled to interpret hundreds of thousands of molecular diagnostics tests. Cournoyer led a strategic process for N-of-One, resulting in a successful sale to QIAGEN N.V. (NYSE: QGEN; Frankfurt Stock Exchange: QIA), a Netherlands-based leading provider of Sample to Insight solutions, in 2019. Cournoyer is presently a strategic advisor to digital health companies and is on the Board of Directors of CareDx, Inc. (NASDAQ: CDNA), a leading precision medicine company providing solutions for transplant patients.

“We are excited to have Chris join our Board,” said Vincent D. Kelly, chief executive officer. “She is a proven leader in Healthcare IT, with a broad range of strategic, operational, financial and management

Exhibit 99.1
NEWS RELEASE

experience in Software and Healthcare IT. I believe she will make meaningful and immediate contributions as we continue to introduce our new, innovative, cloud-native and integrated communication platform, Spok Go®. Chris understands our value proposition, market and customers, and will have invaluable insights as we develop our software as a service (SaaS) platform to drive and extend Spok’s market leadership.”

Cournoyer has operated in publicly traded companies as well as private, venture-backed companies, moving successfully across industries with software as the common thread. Prior to N-of-One, Cournoyer was Vice President of Clinical Analytics for UnitedHealth Group/Optum. There she was responsible for clinical solutions in Optum and for defining the clinical decision support strategy. Prior to UnitedHealth/Optum she was President and Chief Operating Officer for Picis, a global leader in the Healthcare IT market, offering solutions that bridge both revenue cycle and clinical workflow management for the high acuity operations of hospitals. Her time at Picis culminated in a sale to UnitedHealth in 2010. Prior positions include Managing Director, Database Division, of Harte Hanks, and Vice President of Global Business Transformation and CIO of the IBM Software Group. Cournoyer holds a B.S. degree in Business Administration from the University of Massachusetts, an M.A. in Economics from Northeastern University and is a graduate of the MIT Executive Education Program. She was voted to the Ten Most Influential Women in Technology by Businessweek and to the Top Ten Women in Computing by CIO Magazine.

“I believe that Spok’s strategy is exactly aligned with the needs of healthcare organizations, and I am excited to help the company achieve its full potential,” said Cournoyer. “I believe my deep experience with Software as a Service (SaaS), positions me to assist Spok as they transition to this platform. This is a

Exhibit 99.1
NEWS RELEASE

very exciting time for Spok to capture the large market opportunity to deliver clinical information to care teams when and where it matters most to improve patient outcomes.”

The appointment of Christine Cournoyer to the Spok Board of Directors is part of a focused national search instituted by the Board with the assistance of Korn Ferry International in late Summer 2019 to find the best qualified candidates in healthcare information technology as the Company introduces its new cloud-based Spok Go platform for critical in-hospital communications.   Her appointment follows the January appointment to the Spok Board of Bobbie Byrne, M.D., Chief Information Officer of the Illinois-based Advocate Aurora Health System.  Spok also recently announced the formation of the Cybersecurity Committee of its Board of Directors, chaired by Stacia Hylton, an experienced advisor on cyber security matters and former Director of the United States Marshals Service.

The Company also announced that Samme Thompson will be stepping down from the Board of Directors at Spok’s annual meeting later this year and will not stand for re-election. Thompson became a director of Spok in 2004 and is a member of the Compensation Committee and is Chairman of the Nominating and Governance Committee. Prior to the merger of Metrocall and Arch Wireless, Inc., Thompson had been a director of Arch Wireless. Subsequent to Thompson’s departure and the addition of Cournoyer, the Spok Board of Directors will be comprised of nine directors.

“On behalf of myself and our Board of Directors it has been a tremendous honor and privilege to have worked with and learned from Samme over the years. Samme has served as a member of Spok’s Board of Directors since before we started on our journey to pivot from a telecommunications company to a provider of software solutions. The Board has benefited from Samme’s experience. I am grateful for Samme’s leadership as I worked alongside him to realize our mission to become a global leader in healthcare communications,” said Kelly.

Exhibit 99.1
NEWS RELEASE

About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® and Spok Go® platforms to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. Spok is making care collaboration easier. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Go are trademarks of Spok, Inc.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok's future operating and financial performance and statements relating to the unsolicited takeover bid from B. Riley Financial, Inc., are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, adverse economic, political or market conditions in the U.S. and international markets and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (COVID-19), the outcome of the unsolicited takeover bid from B. Riley Financial, Inc., as well as other risks described from time to time in our periodic reports

Exhibit 99.1
NEWS RELEASE

and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.